Exhibit 10.1

STOCK PURCHASE AGREEMENT

This Stock Purchase Agreement (this "Agreement"), dated as of March 1, 2011, is between Data Storage Corporation, a Nevada corporation (the "Company"), and John F. Coghlan (the "Investor").

1.            Purchase and Sale; Payment of Purchase Price. Pursuant to this Agreement, the Company hereby agrees to sell to the Investor, and the Investor hereby agrees to purchase from the Company, Three Million Six Hundred Forty Thousand Seven Hundred Seventy Seven (3,640,777) shares of the Common Stock, par value $0.001 per share, of the Company ("Common Stock") for a price per share of Forty One and Two One Hundredths Cents ($0.412) and an aggregate purchase price of One Million Five Hundred Thousand and no/100 Dollars ($1,500,000.00) (the "Purchase Price"). The shares of Common Stock being purchased by the Investor are sometimes referred to herein collectively as the "Shares".

2.            Closing. The closing of the purchase and sale of the Shares pursuant to this Agreement (the "Closing") shall occur at the Company's offices simultaneously with the execution and delivery of this Agreement by the parties. By their execution and delivery of this Agreement: (a) the Investor hereby agrees and confirms that he has delivered to the Company the Purchase Price, by check or wire transfer of immediately available funds; and (b) the Company hereby agrees and confirms that it has received the Purchase Price from the Investor.

3.            Representations and Warranties of the Company. In consideration of the Investor's agreement to purchase the Shares from the Company pursuant to this Agreement, the Company hereby represents and warrants to the Investor as follows:

(a)            Organization and Good Standing; Organizational Documents. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada. Correct and complete copies of the Company's articles of incorporation and bylaws, each as amended to date and in effect on the date hereof, have been supplied to the Investor, either directly or as the same have been filed with the Securities and Exchange Commission and available at http://www.sec.gov/cgi-bin/browseedgar?action=getcompany&CIK=0001419951&owner=exclude&count=40.

(b)            Authority; All Necessary Consents; Non-Contravention; Enforceability. The Company has the corporate power and authority to conduct its business, as it is currently conducted by the Company and proposed to be conducted by the Company, and to own, operate, lease and encumber its facilities and assets. The Company has all required power and authority to enter into this Agreement and perform its obligations hereunder. All necessary consents on the part of the Company necessary for the consummation of the Closing have been obtained. The execution and delivery by the Company of this Agreement and the consummation of the transaction contemplated hereby will not: (i) violate or breach the articles of incorporation or bylaws of the Company; (ii) breach or constitute a default under any material contract to which the Company is a party; (iii) violate any law applicable to the Company or any of its assets; (iv) result in the creation or imposition of any lien, encumbrance or restriction in favor of a third party upon or against any of the Company's assets; or (v) violate any court order or decree to which the Company or any of its assets are subject. This Agreement constitutes a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms except as enforceability may be limited by (x) bankruptcy, insolvency, liquidation, receivership, moratorium, reorganization, or other similar laws affecting the enforcement of the rights of creditors and (y) general principles of equity, whether enforcement is sought in a proceeding in equity or at law.

(c)             Capitalization: Dividends; Subsidiaries; Investments. The authorized capital stock of the Company consists of: (i) 250,000,000 shares of Common Stock, of which 18,018,970 are outstanding as of immediately prior to the date of this Agreement; and (ii) 10,000,000 shares of Preferred Stock which consists of: (1) 1,401,786 shares of Series A Preferred Stock, all of which are outstanding as of immediately prior to the date of this Agreement; and (2) 8,598,214 shares of undesignated blank check stock, none of which are outstanding as of immediately prior to the date of this Agreement. Except as set forth on Schedule 3(c), there are no outstanding options, warrants or other rights to purchase shares of Common Stock or securities convertible into or exchangeable for shares of Common Stock. The Company has one wholly-owned subsidiary, Data Storage Corporation, a Delaware corporation, but otherwise does not own any equity interests in any other entity.

(d)             Compliance with Law; Permits. The Company is in compliance, in all material respects, with applicable laws, rules and regulations (collectively, "Laws"). No investigation, review or proceeding by any governmental entity with respect to the Company in relation to any actual or alleged violation of Law is pending or, to the Company's knowledge, threatened, nor has the Company received any notice from any governmental entity indicating an intention to conduct the same. The Company has obtained all governmental licenses, permits and approvals (collectively, "Permits") necessary under applicable Law to conduct its business. All of the Company's Permits are currently valid and in full force and effect. The Company is in compliance, in all material respects, with all terms and conditions of its Permits of, and has satisfied all of its obligations under, each of its Permits.

(e)             Litigation. There are no lawsuits, actions, claims or proceedings pending or, to the Company's knowledge, threatened against the Company or any of its properties or any of its officers or directors (in their capacities as such) and, to the Company's knowledge, there are no existing facts or circumstances that could reasonably be expected to result in any such lawsuit, action, claim or proceeding.

(f)             Taxes. All tax returns of the Company required by applicable Law to be filed have been so filed and are correct and complete in all material respects. Any taxes payable in accordance with any tax return filed by the Company or in accordance with any notice of assessment or reassessment issued by any taxing authority have been so paid. Adequate provisions have been made for taxes payable for the current period for which tax returns are not yet required to be filed and there are no agreements, waivers or other arrangements providing for an extension of time with respect to the filing of any tax return by, or payment of, any tax, governmental charge or deficiency by the Company. There are no contingent tax liabilities or any grounds which would prompt a reassessment including aggressive treatment of income and expenses in filing earlier tax returns.

(g)             Employee Benefit Plans. Each plan, contract or arrangement which is sponsored by the Company, or which otherwise covers any current or former employee of the Company in his or her capacity as such, complies in all material respects with all applicable provisions of the Employee Retirement Income Security Act, the Internal Revenue Code and other applicable Law.

(h)             Labor Matters. The Company is not party to any collective agreement relating to the Company's business with any labor union or other association of employees and no part of the Company's business has been certified as a unit appropriate for collective bargaining or, to the Company's knowledge, has any employee of the Company made any attempt to organize the Company's employees in that regard.

(i)             Related Party Transactions. Except as set forth on Schedule 3(i), the Company is not indebted to any affiliate, director or officer of the Company, other than salary, bonus and employee benefits obligations incurred in the ordinary course of the Company's business. Except as set forth on Schedule 3(i), no director, officer or affiliate of the Company is now indebted to or under any financial obligation to the Company.

(j)            Bankruptcy. The Company has not made any voluntary assignment or proposal under applicable laws relating to insolvency and bankruptcy, no bankruptcy petition has been filed or presented against the Company and no order has been made or a resolution passed for the winding-up, dissolution or liquidation of the Company.

(k)            Books and Records. The books of account and other financial records of the Company, all of which have been made available to the Investor, are correct and complete in all material respects, represent actual, bona fide transactions, and have been maintained in accordance with standard business practices.

(l)   Valid Issuance of Shares. When issued in accordance with the terms and conditions of this Agreement, the Shares will be validly issued, fully-paid and non-assessable.

4.   Representations, Warranties and Covenants of the Investor. In consideration of the Company's agreement to sell the Shares to the Investor pursuant to this Agreement, the Investor hereby represents, warrants and covenants to the Company as follows:

(a)            Capacity-, All Necessary Consents; Enforceability. The Investor has the legal capacity to enter into this Agreement and perform his obligations hereunder. All consents on the part of the Investor necessary for the consummation of the Closing have been obtained. This Agreement constitutes a valid and legally binding obligation of the Investor, enforceable against the Investor in accordance with its terms except as enforceability may be limited by (x) bankruptcy, insolvency, liquidation, receivership, moratorium, reorganization, or other similar laws affecting the enforcement of the rights of creditors and (y) general principles of equity, whether enforcement is sought in a proceeding in equity or at law.

(b)            Securities Act Acknowledgements, Representations. Warranties and Covenants.

(i)    Acknowledgments. The Investor agrees and acknowledges that: (A) no federal or state agency has made any finding or determination as to the fairness of the offering of the Shares for investment, or any recommendation or endorsement of the Shares; (B) the Shares have not been registered under the Securities Act of 1933 (the "Act") or the securities acts of any state and, as a result, the Investor must bear the economic risk of the investment indefinitely because the Shares may not be sold unless subsequently registered under the Act and the securities laws of any appropriate states or an exemption from such registration is available, and that such registration under the Act and the securities laws of any such states is unlikely at any time in the future; (C) the Company does not have any present intention and is under no obligation to register the Shares, whether upon initial issuance or upon any transfer thereof under the Act and applicable state securities laws, and Rule 144 may not be available as a basis for exemption from registration; and (D) unless and until registered under the Act, all certificates evidencing the Shares, whether upon initial issuance or upon any transfer thereof, will bear a legend, prominently stamped or printed thereon, reading substantially as follows:

"THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR APPLICABLE STATE SECURITIES LAWS. SUCH SECURITIES MAY NOT BE SOLD, PLEDGED, OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURITIES UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS, OR PURSUANT TO AN EXEMPTION FROM THE REGISTRATION PROVISIONS OF THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS."

(ii)Representations, Warranties and Covenants. The Investor represents, warrants and covenants that: (A) The Shares are being purchased for the Investor's own account for investment and not for distribution or resale to others and the Investor will not sell or otherwise transfer the Shares unless they are registered under the Act and the securities acts of any appropriate state or unless an exemption from such registration is available and the Company is satisfied that such exemption is available; (B) the purchase of the Shares by the Investor hereunder is consistent with his general investment objectives and the Investor understands that the purchase of the Shares is a speculative investment involving a high degree of risk, including the risk of total loss of such investment; (C) the Investor has adequate means of providing for his current needs and possible personal contingencies and he has no need for liquidity in this investment and can bear the risk of losing his entire investment in the Shares; (D) the Company has made available to the Investor at a reasonable time prior to his investment the opportunity to ask questions and receive answers concerning the terms and conditions of the offering of the Shares and to obtain any additional information which the Company possesses or can acquire without unreasonable effort or expense that is necessary in connection with the investment but the Investor agrees and acknowledges, however, that he has relied solely upon this Agreement and his own independent investigation in making the decision to invest in the Shares; (E) the Investor understands that the offering of the Shares is limited solely to "accredited investors," as that term is defined under Regulation D of the Securities Act and the Investor is an "accredited investor" (as so defined); (F) the Investor is a sophisticated investor and has such knowledge and experience in financial and business matters that he is capable of understanding the merits and risks inherent in the proposed purchase of the Shares; (G) the Investor is acquiring the Shares without having been furnished any offering literature or prospectus and acknowledges that no representations or warranties have been made to the Investor or his representatives by the Company, or any officer, employee, agent or affiliate of the Company other than as contained in this Agreement and the Investor must independently seek advice from his own tax and other advisor(s) and is not relying on any tax or other advice received from the Company in connection with the transactions contemplated by this Agreement; and (H) the Investor has neither relied upon nor seen any form of advertising or general solicitation in connection with the offering of the Shares.

5.   Miscellaneous Provisions.

(a)            Further Assurances. At any time and from time to time after the Closing, each of the parties, at its own cost and expense, in good faith and in a timely manner, shall use its respective commercially reasonable efforts to take or cause to be taken all appropriate actions, do or cause to be done all things necessary, proper or advisable, and execute, deliver and acknowledge such documents and other papers as may be required to carry out the provisions of this Agreement and to give effect to the consummation of the transactions contemplated by this Agreement.

(b)            No Third Party Beneficiaries. This Agreement is solely by and between the Company and the Investor and no person or entity other than the Company and the Investor has or \vill have any rights under this Agreement.

(c)            Successors and Permitted Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of the parties hereto. The Investor may not assign this Agreement or any of his rights or obligations hereunder without the consent of the Company. The Company may not assign this Agreement or any of its rights or obligations hereunder without the consent of the Investor except that the Company may assign its rights and obligations hereunder to any affiliate of or successor to the Company, whether by merger, consolidation or otherwise, without the consent of the Investor.

(d)            Severability. Wherever possible each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement. All obligations and rights of the parties hereto expressed herein shall be in addition to and not in limitation of those provided by applicable law.

(e)            Amendments; Waivers. No purported amendment to any provision of this Agreement shall be binding upon the parties unless the Company and the Investor have each duly executed and delivered to the other party a written instrument which states that it constitutes an amendment to this Agreement and specifies the provision(s) that are being amended. No purported waiver of any provision of this Agreement shall be binding upon any of the parties unless the party providing such waiver has duly executed and delivered to the other party a written instrument which states that it constitutes a waiver of one or more provisions of this Agreement and specifies the provision(s) that are being waived. Any such waiver shall be effective only to the extent specifically set forth in such written instrument.

(f)            Entire Agreement. This Agreement sets forth the entire understanding of the parties with respect to the matters described herein and supersedes any and all prior or contemporaneous agreements, arrangements and understandings relating to the subject matter hereof. No representation, promise, inducement or statement of intent on this transaction has been made by either party with respect to the transaction contemplated by this Agreement which is not embodied in this Agreement, and neither party shall be bound by or liable for any alleged representation, promise, inducement or statement of intention concerning the transaction contemplated by this Agreement not expressly set forth herein.

(g)            Counterparts; Facsimile. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement. Signature pages to this Agreement delivered by electronic mail or facsimile transmission shall be valid and effective for all purposes.

(h)            Interpretation. The parties are each sophisticated and have been represented by attorneys throughout the transactions contemplated hereby who have jointly participated in the negotiation and drafting of this Agreement. As a result, the parties do not intend that the presumptions of laws or rules relating to the interpretation of contracts against the drafter of this Agreement or any particular provision hereof should be applied to this Agreement and therefore waive their effects. Unless otherwise expressly specified in this Agreement: (A) the words "hereof', "hereby" and "hereunder," and correlative words, refer to this Agreement as a whole and not any particular provision; (B) the words "include", "includes" and "including", and correlative words, are deemed to be followed by the phrase "without limitation"; (C) the word "or" is not exclusive and is deemed to have the meaning "and/or"; (D) references in this Agreement to a "party" means the Company or the Investor and to the "parties" means the Company and the Investor; (E) the singular form of a word includes the plural form of such word and vice versa unless the context requires otherwise; and (F) references made in this Agreement to a Section mean a Section of this Agreement.

(i)            GOVERNING LAW; VENUE; WAIVER OF JURY TRIAL. THIS AGREEMENT AND ANY DISPUTE ARISING HEREUNDER WILL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO ANY CHOICE OR CONFLICT OF LAW PROVISION (WHETHER OF THE STATE OF NEVADA OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF NEW YORK. THE PARTIES AGREE THAT ANY ACTION OR OTHER PROCEEDING BROUGHT BY ANY PARTY UNDER OR IN RELATION TO THIS AGREEMENT, INCLUDING TO INTERPRET OR ENFORCE ANY PROVISION OF THIS AGREEMENT, SHALL BE BROUGHT IN, AND EACH PARTY AGREES TO AND DOES HEREBY SUBMIT TO THE EXCLUSIVE JURISDICTION AND VENUE OF, THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND ANY APPELLATE COURTS THEREFROM. THE PARTIES EACH IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER THIS AGREEMENT, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE.

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IN WITNESS WHEREOF, the parties hereto have executed this Stock Purchase Agreement as of the date written above.

The Company:

DATA STORAGE CORPORATION

By:	/s/ Charles M. Piluso
Name:	Charles M. Piluso
Title:	President

The Investor:

DATA STORAGE CORPORATION

/s/ John F. Coghlan
John F. Coghlan

Schedule 3(c)

Options, Warrants and Convertible Securities

The Company currently has 3,225,865 warrants and 2,998,352 options outstanding.

The Company has Convertible Promissory Notes outstanding convertible into 2,564,104 shares of Common Stock.

Additionally, the Company has various employment agreements and consulting arrangements that call for stock to be awarded to the employees and consultants at various times as compensation and periodic bonuses.

Schedule 3(i)

Outstanding Debt

(i)   Of Company to Affiliate, Director, Officer or Employee

• Dividend Payable to Director $112,500.00

• Director Loan to Company$614,628.00

• Liability to Affiliate $48,218.00

(ii)    Of Affiliate, Director, Officer or Employee to the Company

• Employee loan from the Company$23,000.00

[This is a loan to a former employee which will be modified to include additional expenditures on his behalf and market terms]